CARETRUST REIT, INC.
AND CTR PARTNERSHIP, L.P.
INCENTIVE AWARD PLAN
TSR LTIP UNIT AWARD GRANT NOTICE
(Performance-Based)
CareTrust REIT, Inc., a Maryland corporation (the “Company”), and CTR Partnership, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”) and the Second Amended and Restated Agreement of Limited Partnership of CTR Partnership, L.P. (the “Partnership Agreement”), hereby grant to the holder listed below (the “Participant”) the number of Performance LTIP Units (each, a “Performance LTIP Unit” and, together, the “Performance LTIP Units”) set forth below. Each Performance LTIP Unit is a Partnership Unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code. This Performance LTIP Unit award is subject to all of the terms and conditions set forth herein, in the TSR LTIP Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), in the Plan and in the Partnership Agreement, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan or the Partnership Agreement shall have the same defined meanings in this TSR LTIP Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:

Grant Date:

Total Number of Performance LTIP Units:*	__________________________________________ “Base Units”: ___________________ “Distribution Equivalent Units”: __________________

Performance Period:	____________________________________________

Termination: As set forth in and subject to the Agreement, vesting of the Performance LTIP Units subject to this award is subject to both (a) Participant’s continued employment or service, and (b) the Company’s relative total shareholder return performance over the Performance Period specified above. Except as otherwise set forth in the Agreement, if the Participant experiences a Termination of Service on or before the last day of the Performance Period, all Performance LTIP Units that have not become vested prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such
* Total Number of Performance LTIP Units granted represents (i) the total number of Performance LTIP Units that can be earned at maximum performance (200% of the target award) (the “Base Units”), plus (ii) an additional number of Performance LTIP Units intended to address Foregone Distributions (the “Distribution Equivalent Units”).
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Termination of Service pursuant to the Agreement) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Partnership Agreement, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Partnership Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, the Plan and the Partnership Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Partnership Agreement, this Grant Notice or the Agreement.
In addition, by signing below, the Participant also agrees to the following:
(1)Partnership Agreement; Power of Attorney

a.The Participant hereby (i) agrees to be bound by the terms and provisions of the Partnership Agreement, including Article 11 thereof and the power of attorney set forth in Section 2.4 thereof and (ii) makes the representations and warranties set forth in Section 3.4 of the Partnership Agreement.

b.The Participant hereby (i) constitutes and appoints CareTrust GP, LLC, a Delaware limited liability company (the “General Partner”), with full power of substitution, as the Participant’s true and lawful attorney-in-fact to execute the Partnership Agreement, and (ii) grants to the General Partner full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Participant might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact substitute, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

(2)Section 83(b) Election

The Participant will file an election under Section 83(b) of the Code with respect to the Performance LTIP Units within 30 days of the Grant Date, and will provide the Partnership with a copy of such Section 83(b) election promptly after the Participant files it with the Internal Revenue Service.

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CARETRUST REIT, INC.	PARTICIPANT
By: _______________________________ [_______] [_______]	By:_________________________________ [_______] Grantee & Participant
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EXHIBIT A
TO
TSR LTIP UNIT AWARD GRANT NOTICE
TSR LTIP UNIT AWARD AGREEMENT
Pursuant to the TSR LTIP Unit Award Grant Notice (the “Grant Notice”) to which this TSR LTIP Unit Award Agreement (this “Agreement”) is attached, CareTrust REIT, Inc., a Maryland corporation (the “Company”), and CTR Partnership, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”) and the Second Amended and Restated Agreement of Limited Partnership of CTR Partnership, L.P. (the “Partnership Agreement”), hereby grants to the Participant identified in the Grant Notice (the “Participant”) an award of Performance LTIP Units (each, a “Performance LTIP Unit” and together, the “Performance LTIP Units”; and the award of Performance LTIP Units evidenced by this Agreement and the Grant Notice, this “Award”). Each Performance LTIP Unit is a Partnership Unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code.
ARTICLE I.
GENERAL
1.1     Incorporation of Terms of Plan, Grant Notice and Partnership Agreement. This Award is subject to all of the terms and conditions set forth in this Agreement, in the Grant Notice, in the Plan, and in the Partnership Agreement, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice, the Plan, and the Partnership Agreement, as applicable. In the event of any inconsistency between the Plan or the Partnership Agreement and this Agreement, the terms of the Plan or the Partnership Agreement, as the case may be, shall control.
ARTICLE II.
AWARD OF PERFORMANCE LTIP UNITS
2.1     Award of Performance LTIP Units. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan, the Partnership Agreement and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company and the Partnership hereby grant to the Participant an award of Performance LTIP Units under the Plan and the Partnership Agreement in consideration of the Participant’s provision of services to or for the benefit of the Partnership and the Participant’s employment or services with the Company or its Affiliates and for other good and valuable consideration.
2.2     Nature of Performance LTIP Units and Admission to the Partnership. The Performance LTIP Units are interests in the Partnership; they are not Shares. The Partnership and the Participant acknowledge and agree that the Performance LTIP Units are being issued to the Participant for the performance of services to or for the benefit of the Partnership in the capacity as a Partner or in anticipation of the Participant becoming a Partner. If not an existing Partner, the Participant shall be admitted to the Partnership as an additional Limited Partner with respect to the Performance LTIP Units subject to satisfactory completion of the applicable requirements set forth in the Partnership Agreement. The Participant acknowledges that the Partnership may, from time to time, issue or cancel (or otherwise modify) other LTIP Units in accordance with the terms of the Partnership Agreement, and that such issuances or modifications may be dilutive to the Participant. The Performance LTIP Units have the rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption, exchange and conversion set forth herein, in the Plan and in the Partnership Agreement. If the Participant is party to a written Change in Control and Severance Agreement with the Company (a “Severance Agreement”), this Agreement shall be a “TSR Award Agreement” for purposes of the Severance Agreement.
2.3     TSR LTIP Award Performance Conditions.
    2.3.1    Determination of Number of Performance LTIP Units that Vest. The number of the Performance LTIP Units subject to this Award that vest, if any, as of the last day of the Performance Period set forth in the Grant Notice (the “Performance Period”) shall be determined in accordance with the terms and conditions of Appendix A hereto (incorporated herein by this reference), subject to the terms of this Agreement and, in the event of a fractional Performance LTIP Unit otherwise vesting, rounded up to the nearest whole Performance LTIP Unit.
2.3.2    Employment Condition. Except as otherwise provided below in Section 2.3.3 or in Section 2.3.4, and in addition to the provisions of Appendix A, vesting of the Performance LTIP Units subject to the award is expressly conditioned upon Participant not having a Termination of Service on or prior to the last day of the Performance Period.
2.3.3    Effect of Termination of Employment/Service. Except as otherwise provided below in this Section 2.3.3 or in Section 2.3.4, if the Participant has a Termination of Service on or before the last day of the Performance Period, for any or no reason, all Performance LTIP Units subject to this Award which have not vested prior to such Termination of Service shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Performance LTIP Units and such portion of this Award shall thereupon lapse and expire. Except as may otherwise be provided below in this Section 2.3.3 or in Section 2.3.4, the Participant will have no right to any proportionate vesting for employment or service for only a portion of the applicable vesting period.
        (a)    Termination due to Death or Disability. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is due to the Participant’s death or Disability, this Award shall (provided that, if the Termination of Service is due to the Participant’s Disability, the Participant satisfies the Release Requirement set forth below in this Section 2.3.3) vest on the date of such Termination of Service at the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service. In such circumstances, any remaining unvested Performance LTIP Units subject to this Award (after giving effect to the preceding sentence) shall be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.3.3.
(b)    Termination due to Retirement or Termination by the Company for Other than Cause.
(1)    Termination due to Retirement. Except with respect to an Authorized Retirement (as defined below), if the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is due to the Participant’s retirement at or after the age of 65 or with a sum of age (minimum age requirement is 55 years) and years of service with the Company, The Ensign Group, Inc. (its “Predecessor”), or any of its Subsidiaries or Affiliates, on the date of the Termination of Service equal to at least 75, this Award shall (provided that the Participant satisfies the Release Requirement) vest on the date of such Termination of Service at: (i) the number of Performance LTIP Units subject to this Award that would vest based on actual TSR performance calculated pursuant to Appendix A hereto but based as if (solely for purposes of this clause (i)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service; multiplied by (ii) a fraction (not greater than one), the numerator of which is the number of calendar days in the Performance Period prior to such Termination of Service and the denominator of which is the total number of days in the full Performance Period (had it not been deemed shortened for purposes of clause (i)). In such circumstances, any remaining unvested Performance LTIP Units subject to this Award (after giving effect to the preceding sentence) shall be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.3.3.
If, at the time of the Participant’s Termination of Service, the Participant is party to a Severance Agreement, and such Severance Agreement defines “Authorized Retirement”, “Cause”, and/or “Good Reason”, then such term(s) as used for purposes of this Award shall have the same meanings as given to them in such Severance Agreement; otherwise, such term(s) shall not apply for purposes of this Award.
(2)    Termination by the Company for Other than Cause; Good Reason. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is the result of a termination of the Participant’s employment by the Company (or a Subsidiary or Affiliate of the Company, as the case may be) for reasons other than Cause (as reasonably determined by the Administrator) or by the Participant for Good Reason, this Award shall (provided that the Participant satisfies the Release Requirement) vest on the date of such Termination of Service at: (i) the number of Performance LTIP Units subject to this Award that would vest at the greater of (x) the “Target” performance level in accordance with Appendix A hereto, and (y) actual TSR performance calculated pursuant to Appendix A hereto but based as if (solely for purposes of this clause (y)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service; multiplied by (ii) a fraction (not greater than one), the numerator of which is the number of calendar days in the Performance Period prior to such Termination of Service and the denominator of which is the total number of days in the full Performance Period (had it not been deemed shortened for purposes of clause (i)). In such circumstances, any remaining unvested Performance LTIP Units subject to this Award (after giving effect to the preceding sentence) shall be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.3.3.
(3)    No Duplicate Benefits. If both Sections 2.3.3(b)(1) and 2.3.3(b)(2) would apply and the Participant would be entitled to greater vesting pursuant to Section 2.3.3(b)(2), then such clause (if applicable) shall apply rather than Section 2.3.3(b)(1). If the Participant would be entitled to greater vesting pursuant to Section 2.3.3(c) below than provided in Section 2.3.3(b)(2), then such provision (if applicable) shall apply rather than Section 2.3.3(b)(2).
(c)    Authorized Retirement. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is an Authorized Retirement, this Award shall (provided that the Participant satisfies the Release Requirement) vest on the date of such Termination of Service at the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to any public disclosure by the Company of the Participant’s intent to retire (or, if there is no such public disclosure of the Participant’s intent to retire, the last business day prior to the date of such Termination of Service). In such circumstances, any remaining unvested Performance LTIP Units subject to this Award (after giving effect to the preceding sentence) shall be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.3.3.
(d)    Release Requirement. For purposes of this Award and notwithstanding anything else contained in this Agreement to the contrary, “Release Requirement” means that, as a condition precedent to any Company obligation to the Participant to provide the vesting of the portion of this Award otherwise provided for in the applicable provision of this Agreement (under Section 2.3.3 or Section 2.3.4, as the case may be), the Participant shall provide the Company (within the period of time provided in the next sentence), a valid, executed release agreement that shall release the Company, its officers, directors, affiliates and other applicable parties from all known and unknown claims of any kind or nature in a form reasonably acceptable to the Company (the “Release”), and such Release shall have not been revoked by the Participant pursuant to any revocation rights afforded by applicable law. The Company shall provide the form of Release to the Participant not later than fifteen (15) business days following the applicable Termination of Service, and the Participant shall be required to execute and return the Release to the Company within twenty one (21) days of delivery of the Release to the Participant (or forty-five (45) days if such longer period of time is required to make the Release maximally enforceable under applicable law) but in no event before the date of the applicable Termination of Service.

2.3.4    Change in Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control during the Performance Period, the portion of this Award that is eligible to vest based on performance will be the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to the date on which the Change in Control occurs (the number of Performance LTIP Units determined pursuant to clause (i) or (ii), as applicable, the “Change in Control Units”). (No further performance-based vesting modifications shall be made based on performance after the Change in Control.) Such Change in Control Units shall vest upon (or, as necessary to give effect to the acceleration, immediately prior to) the Change in Control; provided, however, that if either (x) the Common Stock continues to be listed or admitted to trade on a national securities exchange following such Change in Control or (b) a successor entity (or a parent thereof) assumes, converts, or replaces such Performance LTIP Units with units of equivalent value and liquidity (taking into account the securities into which the Performance LTIP Units were intended to be convertible and the securities into which any such units of equivalent value may be converted following the Change in Control), then (i) the Performance LTIP Units (or their replacements, as the case may be) shall remain subject to time/service-based vesting in accordance with the vesting schedule set forth in the following sentence (the “Change in Control Vesting Schedule”), and (ii) vesting of such assumed, converted or replaced awards will nevertheless accelerate in full (without pro-ration) as of the Participant’s Termination of Service in the event such Termination of Service occurs on or after the date of the Change in Control, and on or before the final vesting date provided for in th following sentence, and is a Termination of Service described in Section 2.3.3(a), (b), or (c) (provided, in each case other than a Termination of Service due to the Participant’s death, that the Participant satisfies the Release Requirement). The Change in Control Vesting Schedule shall be as follows: (i) the total number of Change in Control Units shall be deemed to be scheduled to vest in a series of equal monthly installments over the three year period following the first day of the Performance Period (with an installment scheduled to vest at the end of each of such thirty-six months in such three-year period, and with any fractional Performance LTIP Unit otherwise scheduled to vest at the end of any such month disregarded but carried forward and aggregated with the Performance LTIP Units scheduled to vest in the next such month); (ii) any Change in Control Units that would have vested on or prior to the Change in Control pursuant to the vesting schedule in clause (i) shall vest immediately upon the Change in Control; and (iii) the balance of the Change in Control Units shall be scheduled to vest over the balance of the three-year period following the first day of the Performance Period as provided in clause (i). Following a Change in Control, in the event of the Participant’s Termination of Service (other than a Termination of Service described in Section 2.3.3(a), (b), or (c)), the outstanding Performance LTIP Units subject to this Award that have not vested prior to such Termination of Service shall be forfeited as of such Termination of Service pursuant to the first paragraph of Section 2.3.3. In the event of a Change in Control during the Performance Period, any Performance LTIP Units subject to this Award that are not eligible to vest after applying the first sentence of this Section 2.3.4 (i.e., the number of Performance LTIP Units subject to this Award that exceed the number that are eligible to vest pursuant to the first sentence of this Section 2.3.4) will be forfeited as of the Change in Control without any further action by the Company, and the Participant’s rights in such Performance LTIP Units and such portion of this Award shall thereupon lapse and expire.

2.4     Confirmation and Vesting. Promptly following the end of the Performance Period (or any deemed shortened Performance Period taken into account to the extent provided in Section 2.3.3 or 2.3.4 above, as the case may be), the Administrator shall determine: (a) the Relative Total Shareholder Return and Earned Percentage (each as defined in Appendix A hereto); and (b) the number of Performance LTIP Units that vested as of the applicable date (or are eligible to vest following a Change in Control as provided for in Section 2.3.4). Prior to such determination, the Company shall provide to the Administrator, in reasonable detail, the calculation of the Relative Total Shareholder Return, Earned Percentage, and the number of Performance LTIP Units subject to vesting, which information shall be available to the Participant upon request after the applicable vesting date.
2.5     Right to Distributions.
2.5.1    The right to distributions in respect of the Performance LTIP Units is set forth in the Partnership Agreement. The “Full Distribution Participation Date,” as that term is used in the Partnership Agreement, shall be (i) the date the Performance LTIP Units vest or (ii) if and to the extent determined by the Administrator in its discretion, the date on which the number of Performance LTIP Units that vests becomes fixed and determinable (if different than the vesting date). For clarity, the Performance LTIP Units (including the Distribution Equivalent Units) will constitute Performance LTIP Units under the Partnership Agreement and shall participate as such in distributions pursuant to and in accordance with the Partnership Agreement except as otherwise provided above and unless otherwise determined by the Administrator or the General Partner of the Partnership. For clarity, before the Full Distribution Participation Date, the amount distributable with respect to the Performance LTIP Units (including the Distribution Equivalent Units) shall equal the product of the Initial Sharing Percentage (as that term is defined in the Partnership Agreement) for such Performance LTIP Units and the amount otherwise distributable with respect to such Performance LTIP Units pursuant to Section 7(a) of Exhibit C to the Partnership Agreement. As described in Section 2.5.2, additional Performance LTIP Units (in other words, the Distribution Equivalent Units) are being issued hereunder in relation to the Foregone Distributions on the Base Units and no Make-Whole Distributions shall be payable with respect to such Base Units or Distribution Equivalent Units.
2.5.2    The number of Performance LTIP Units granted pursuant to this Agreement includes a number of Performance LTIP Units (the “Distribution Equivalent Units”) generally intended to address the Foregone Distributions on such Participant’s Base Units. For the avoidance of doubt, the amount of Distribution Equivalent Units granted hereunder, and the terms of vesting applicable thereto hereunder, has been determined by the General Partner in its discretion and pursuant to a methodology selected by the General Partner in its discretion, and the Participant shall not be entitled to any additional amount of Performance LTIP Units than the amounts granted hereunder, whether pursuant to an alternative methodology or otherwise.

2.6     Covenants, Representations and Warranties. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse, if applicable, that:

        (a)      The Participant is holding the Performance LTIP Units for the Participant’s own account, and not for the account of any other person or entity. The Participant is holding the Performance LTIP Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

        (b)    The Participant provides services to or for the benefit of the Partnership, and in such capacity has become personally familiar with the business of the Partnership.

        (c)    The Participant has had the opportunity to ask questions of, and to receive answers from, the Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Partnership.

        (d)    The Participant understands that the Performance LTIP Units have not been registered under the Securities Act, and the Performance LTIP Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Performance LTIP Units under the Securities Act. The Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act will be available.

        (e)    None of the Partnership’s securities are presently publicly traded, and the Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)    Notwithstanding the general intent stated in Section 3.1(a) below, the Company and the Partnership have made no warranties or representations to the Participant with respect to the U.S. federal, state or other income or other tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision to make an election under Section 83(b) of the Code), and the Participant is in no manner relying on the Company, the Partnership or their representatives for an assessment of such tax consequences. The Participant hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Performance LTIP Units for U.S. federal income tax purposes. If those proposed regulations or similar regulations become final or temporary regulations, the Participant hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations. Participant hereby further recognizes that the U.S. Congress has considered and could enact legislation that would change the U.S. federal income tax consequences of acquiring, owning and disposing of the Performance LTIP Units. The Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Performance LTIP Units.

ARTICLE III.
OTHER PROVISIONS
3.1    Tax Matters; 83(b) Election.
        (a)    The Company and the Participant intend that (i) the Performance LTIP Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of the Performance LTIP Units not be a taxable event to the Company or the Participant as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent.
        (b)    The Participant shall make no contribution of capital to the Partnership in connection with the issuance of the Performance LTIP Units and, as a result, the Participant’s Capital Account balance in the Partnership immediately after his or her receipt of the Performance LTIP Units shall be equal to zero, unless the Participant was a Partner in the Partnership prior to such issuance, in which case the Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Performance LTIP Units.
        (c)    The Participant will, no later than the date as of which any amount related to the Performance LTIP Units first becomes includable in the Participant’s gross income for U.S. federal or state income tax purposes, pay to the Company, or make other arrangements satisfactory to the Company regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. For the avoidance of doubt, the Participant may satisfy such payment by permitting the Company or the Partnership to reduce the number of Performance LTIP Units by an amount sufficient to satisfy the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Company and the Partnership under this Agreement will be conditional on such payment or arrangements, and the Company and the Partnership, and, where applicable, their Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In addition, the Participant will indemnify and hold harmless the Company, the Partnership and any Subsidiary against any withholding or other similar taxes of any kind imposed upon the Company, the Partnership or any Subsidiary with respect to the Performance LTIP Units.
(d)    The Participant covenants to make a timely election under Section 83(b) of the Code with respect to the Performance LTIP Units. In connection with such election, the Participant shall promptly provide a copy of such election to the Partnership. A form of election under Section 83(b) of the Code is attached hereto as Appendix B. The Participant may use the form attached hereto as Appendix B or the form made available by the Internal Revenue Service. The Participant represents that the Participant has consulted any tax advisor(s) that the Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Participant acknowledges that it is the Participant’s sole responsibility and not the Company’s or the Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Participant requests that the Company, the Partnership or any representative thereof make such filing on the Participant’s behalf. The Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.
3.2     Restrictions on Transfer. The Performance LTIP Units, and any Partnership Units or other securities into which such Performance LTIP Units convert or for which such Performance LTIP Units are exchanged, are subject to the restrictions on transfer set forth in the Plan and the Partnership Agreement. During the lifetime of the Participant, the Performance LTIP Units may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or as otherwise provided in the Plan or the Partnership Agreement. Notwithstanding any other provision of this Agreement, the Plan or the Partnership Agreement, without the consent of the Administrator or the Board (which it may give or withhold in its sole discretion), the Participant (and any successor in interest to Participant) shall not, directly or indirectly, transfer the Performance LTIP Units (whether vested or unvested, and including any Partnership Units or other securities into which such Performance LTIP Units convert or for which such Performance LTIP Units are exchanged), including by means of a redemption or exchange under the Partnership Agreement, until the expiration of the two (2) year period following the Grant Date set forth above, other than by will or the laws of descent and distribution.
3.3     Not a Contract of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
3.4     Headings and Titles. Headings and titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.5     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.6     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations, and the Participant shall, if required by the Company, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance LTIP Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7     Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance LTIP Units in any material way without the prior written consent of the Participant.
3.8     Notices. Any notice to be given under the terms of this Agreement to the Company or the Partnership shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
3.9     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Agreement, the Plan and the Partnership Agreement, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.10     No Rights of Stockholder. The Performance LTIP Units are interests in the Partnership; they are not Shares. The Participant shall not have any of the rights of a stockholder with respect to the Performance LTIP Units.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Performance LTIP Units (and any Shares, units or other securities into which the Performance LTIP Units are exchanged, converted or redeemed) and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Entire Agreement. The Plan, the Partnership Agreement, the Grant Notice and this Agreement (including all Exhibits and Appendices thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
3.13     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets.
3.14     Clawback Policy. The Performance LTIP Units are subject to the terms of the Company’s compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance LTIP Units or any Shares or other cash or property received with respect to the Performance LTIP Units (including any value received from a disposition of any such Performance LTIP Units or Shares received with respect to the Performance LTIP Units). The Participant hereby agrees to promptly repay to the Corporation any amounts that are required to be repaid pursuant to such policy.
3.15     Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and (if more than one party is required to sign such document) will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

Appendix A

PERFORMANCE CRITERIA
The Performance LTIP Units that shall vest, if any, will be based on the Company’s total shareholder return (“TSR”) for the Performance Period relative to the TSRs of the Peer Companies (as defined below), as determined by the Administrator. The Performance LTIP Units that shall vest, if any, following the end of the Performance Period shall be equal to the sum of (x) plus (y), where (x) is a number of Performance LTIP Units determined by multiplying the number of Base Units granted by the “Earned Percentage,” as determined below, provided that the maximum Earned Percentage for the Performance Period shall be 100% and subject to certain caps described below (the “Earned Base Units”) and (y) is a number of Performance LTIP Units determined by dividing (1) (A) the total amount of distributions that would have been paid on such Earned Base Units from the Grant Date through and including the day preceding the Full Distribution Participation Date had such Earned Base Units been outstanding and entitled to full distributions during such period pursuant to Section 7(a) of Exhibit C to the Partnership Agreement (for clarity, without reduction pursuant to Section 7(b) of Exhibit C to the Partnership Agreement), minus (B) the total amount of distributions received with respect to all of the Performance LTIP Units granted pursuant to this Agreement (including, for clarity, distributions received with respect to the Distribution Equivalent Units and any forfeited Performance LTIP Units) prior to the Full Distribution Participation Date, by (2) the closing price of a Share on the day preceding the Full Distribution Participation Date. If the amount of vested Performance LTIP Units determined pursuant to the preceding sentence exceeds the total amount of Performance LTIP Units granted under this Agreement, then all Performance LTIP Units granted under this Agreement shall vest but the Participant shall not be entitled to any additional Performance LTIP Units or any other amounts. Any Performance LTIP Units that do not vest as of the end of the Performance Period will be forfeited as of the end of the Performance Period without any further action by the Company, and the Participant’s rights in such Performance LTIP Units and such portion of this Award shall thereupon lapse and expire.

(a)“TSR” means, for the Company and each of the Peer Companies, such company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

(b)“Opening Average Share Value” means the average Share Value over the trading days in the Opening Average Period.

(c)“Opening Average Period” means the last (final) twenty (20) trading days in the calendar year immediately preceding the calendar year in which the Performance Period starts.

(d)“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) the cumulative number of shares of a company’s common stock purchasable with dividends declared on such company’s common stock to that point during the Performance Period, assuming same day reinvestment of such dividends at the closing price on the ex-dividend date.

Appendix A - 1

(e)“Closing Average Share Value” means the average Share Value over the trading days in the Closing Average Period.

(f)“Closing Average Period” means the last (final) twenty (20) trading days in the Performance Period.

(g)“Share Value” means, with respect to a given trading day, the closing price of a company’s common stock multiplied by the Accumulated Shares for such trading day.

(h)“Peer Companies” means the following companies:
[

]

The Peer Companies are subject to adjustment as follows:

(i)    In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

(ii)     In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

(iii)     In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(iv)     In the event of a bankruptcy of a Peer Company, as long as the Peer Company is still trading on a market where an independent price can be determined (i.e., an over-the-counter market), its TSR will continue to be calculated based on reported trading prices. Once the share price can no longer be determined, such Peer Company’s TSR will be locked in for the active performance cycle, based on the last known trading price (i.e., the potential for a TSR of -100%). If the company subsequently resumes trading on a recapitalized basis (completely new equity infusion), it will not be added back to the peer group for active performance cycles.

Appendix A - 2

(v)    In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR.

Each Peer Company’s “common stock” shall mean that series of common stock that is publicly traded on a registered U.S. exchange or, in the case of a non-U.S. company, an equivalent non-U.S. exchange.

(i)“Relative Total Shareholder Return” means the Company’s TSR relative to the TSR of the Peer Companies. Relative Total Shareholder Return will be determined by ranking the Peer Companies and the Company from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company will be determined as of any particular date as follows:

P =	N – R
N – 1

where:    “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

“N” represents the number of Peer Companies, plus the Company, as of such date.

“R” represents the Company’s ranking among the Peer Companies, plus the Company, when ranked as provided above.

Example: If the number of Peer Companies plus the Company is 14, the Company is ranked 5th, then the Company’s Relative Total Shareholder Return would be at the 69.2 percentile: .692 = ((14 – 5) / (14 – 1)).

(j)“Earned Percentage” means the percentage determined according to the following table:

Company Relative Total Shareholder Return (Calculated as Provided Above) for the Performance Period	Performance Level	Earned Percentage
Below 25th Percentile	0	0%
25th Percentile	Threshold	25%
50th Percentile	Target	50%
85th Percentile or Higher	High/Max	100%

Appendix A - 3

Interpolation: To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the Earned Percentage.

Example: If the Company’s TSR was at the 67.5th percentile, the Earned Percentage would equal 75%.

Limitations on the Earned Percentage:

(i)    Notwithstanding the criteria in the table above, in the event the Company’s TSR over the Performance Period is negative, the Earned Percentage shall not exceed 50%.

(ii)    If the Company’s absolute TSR Compound Annual Growth Rate (CAGR) for the Performance Period exceeds 10%, then the Earned Percentage shall not be less than 50%.

Appendix A - 4

Appendix B

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE
The undersigned hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the taxable year in which the property was transferred the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):
1.    The name, taxpayer identification number and address of the undersigned, and the taxable year for which this election is being made, are:
TAXPAYER’S NAME:

TAXPAYER’S SOCIAL SECURITY NUMBER:
ADDRESS:
TAXABLE YEAR:
2.    The property which is the subject of this election is [NUMBER OF UNITS] Performance LTIP Units (the “Units”) of CTR Partnership, L.P., a Delaware limited partnership (the “Company”), representing an interest in the future profits, losses and distributions of the Company.
3.    The date on which the above property was transferred to the undersigned was [ ], 202[ ].
4.    The above property is subject to the following restrictions: The Units are subject to forfeiture to the extent unvested upon a termination of service with the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions as set forth in an agreement between the taxpayer and the Company. In addition, the Units are subject to certain transfer restrictions pursuant to such agreement and the Second Amended and Restated Agreement of Limited Partnership of CTR Partnership, L.P., as amended (or amended and restated) from time to time.
5.    The fair market value of the above property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) was $0.
6.    The amount paid for the above property by the undersigned was $0.
7.    The amount to include in gross income is $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of this election will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: _________________	____________________________________ [Name]